Exhibit 3.1

AMENDED AND RESTATED BYLAWS

OF

PROTOKINETIX, INCORPORATED

ARTICLE I: OFFICES

Section 1.1. Registered Agent and Office. The registered agent of ProtoKinetix, Incorporated (the “Corporation”) shall be as set forth in the Corporation’s articles of incorporation, as amended or restated (the “Articles of Incorporation”) and the registered office of the Corporation shall be the street office of that agent. The board of directors of the Corporation (the “Board of Directors”) may at any time change the Corporation’s registered agent or office by making the appropriate filing with the Nevada Secretary of State.

Section 1.2. Principal Office. The principal office of the Corporation shall be at such place within or without the State of Nevada as shall be fixed from time to time by the Board of Directors.

Section 1.3. Other Offices. The Corporation may also have other offices, within or without the State of Nevada, as the Board of Directors may designate, as the business of the Corporation may require, or as may be desirable.

Section 1.4. Books and Records. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be maintained on any information storage device or method that can be converted into clearly legible paper form within a reasonable time. The Corporation shall convert any records so kept on the written request of any person entitled to inspect such records pursuant to applicable law.

ARTICLE II: STOCKHOLDERS

Section 2.1. Place of Meeting. Meetings of stockholders shall be held at such time and place (if any) as provided by resolution of the Board of Directors. Meetings may be held within or without the State of Nevada, or solely be remote communication, as determined by resolution of the Board of Directors.

Section 2.2. Participation by Remote Communication. Stockholders not physically present at a meeting of the stockholders may participate in the meeting by remote communication, including (without limitation) electronic communication, videoconference, teleconference, or other available technology if the Corporation implements reasonable measures to:

(a) Verify the identity of each stockholder participating by remote communication.

(b) Provide the stockholders a reasonable opportunity to participate and vote, including an opportunity to communicate and read or hear the proceedings in a substantially concurrent manner with the proceedings.

Stockholders participating by remote communication shall be considered present in person at the meeting.

Section 2.3. Annual Meeting. An annual meeting of stockholders, for the purpose of electing directors and transacting any other business as may be brought before the meeting, shall be held on the date and time fixed by the Board of Directors and designated in the notice of the meeting. Failure to hold the annual meeting of stockholders at the designated time shall not affect the validity of any action taken by the Corporation.

Section 2.4. Special Meetings. Special meetings of stockholders may be called by the Board of Directors or the President, and shall be called by the President at the request of the holders of not less than 10% of all outstanding shares of the Corporation entitled to vote on any issue at the meeting. The only business which may be conducted at a special meeting of stockholders shall be the matter or matters set forth in the notice of such meeting.

Section 2.5. Stockholder Nominations and Proposals. For business (including, but not limited to, director nominations) to be properly brought before an annual meeting by a stockholder, the stockholder or stockholders of record intending to propose the business (the “proposing stockholder”) must comply with the requirements provided under the federal proxy rules, and must have given written notice of the proposing stockholder’s nomination or proposal, either by personal delivery or by United States mail to the Secretary no later than 70 calendar days prior to the date such annual meeting is to be held; provided that, if the current year’s meeting is called for a date that is not within 30 days of the anniversary of the previous year’s annual meeting, notice must be received no later than ten calendar days following the day on which public announcement of the date of the annual meeting is first made. In no event will an adjournment or postponement of an annual meeting of stockholders begin a new time period for giving a proposing stockholder’s notice as provided above.

For business to be properly brought before a special meeting of stockholders, the notice of the meeting sent by or at the direction of the person calling the meeting must set forth the nature of the business to be considered. A person or persons who have made a written request for a special meeting pursuant to Section 2.4 may provide the information required for notice of a stockholder proposal under this section simultaneously with the written request for the meeting submitted to the Secretary or within ten calendar days after delivery of the written request for the meeting to the Secretary.

A proposing stockholder’s notice shall include as to each matter the proposing stockholder proposes to bring before either an annual or special meeting:

(a) The name and address of the proposing stockholder.

(b) The class and number of shares of capital stock of the Corporation held by the proposing stockholder.

(c) If the notice regards a nomination of a candidate for election as director: (i) the name, age, and business and residence address of the candidate; (ii) the principal occupation or employment of the candidate; and (iii) the class and number of shares of the Corporation beneficially owned by the candidate.

(d) If the notice regards a proposal other than a nomination of a candidate for election as director, a brief description of the business desired to be brought before the meeting and the material interest of the proposing stockholder in such proposal.

Section 2.6. Fixing the Record Date. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the record date shall be the date fixed by resolution of the Board of Directors. If no date is specified, the record date shall be the close of business on the date that is ten days before the day the first notice of the meeting is given or, if notice is waived, the close of business on the day before the day the meeting is held.

A record date fixed under this Section may not be less than ten, and not more than 60, days before the meeting of stockholders. A determination of stockholders entitled to notice of or to vote at a meeting of stockholders is effective for any adjournment or postponement of the meeting unless the Board of Directors fixes a new record date for the adjourned or postponed meeting. The Board of Directors must fix a new record date if the meeting is adjourned or postponed more than 60 days after the original meeting of stockholders.

Section 2.7. Notice of Stockholders’ Meeting. Written notice stating the place (if any), date, and time of the meeting, the means of any electronic communication by which stockholders may participate in the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than ten, and not more than 60, days before the date of the meeting.

Notice to each stockholder entitled to vote at the meeting shall be given personally, by mail, or by electronic transmission if consented to by a stockholder, by or at the direction of the Secretary or the officer or person calling the meeting. If mailed, the notice shall be deemed to be given when deposited in the United States mail addressed to the stockholder at the stockholder’s address as it appears on the share transfer records of the Corporation, with postage thereon prepaid.

Any stockholder entitled to notice of a meeting may sign a written waiver of notice delivered to the Corporation either before or after the meeting. A stockholder’s participation or attendance at a meeting shall constitute a waiver of notice, except where the stockholder attends for the specific purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called or convened.

Section 2.8. Quorum Of Stockholders. At each meeting of stockholders for the transaction of any business, a quorum must be present to organize such meeting. The presence in person, by means of remote communication, or by proxy of a majority of the voting power constitutes a quorum for the transaction of business at a meeting of stockholders, except as otherwise required by the Articles of Incorporation, these Bylaws, or Chapter 78 of the Nevada Revised Statutes (the “Nevada Corporations Act”).

The holders of a majority of the voting power represented in person, by means of remote communication, or by proxy at a meeting, even if less than a quorum, may adjourn or postpone the meeting from time to time.

Section 2.9. Conduct of Meetings. The Board of Directors, as it shall deem appropriate, may adopt by resolution rules and regulations for the conduct of meetings of the stockholders. At every meeting of the stockholders, the Chief Executive Officer, or in the Chief Executive Officer’s absence or inability to act, a director or officer designated by the Board of Directors, shall serve as chair of the meeting. The Secretary or, in the Secretary’s absence or inability to act, the person whom the chair of the meeting shall appoint, shall act as secretary of the meeting and keep the minutes thereof.

The chair of the meeting shall determine the order of business and, in the absence of a rule adopted by the Board of Directors, shall establish rules for the conduct of the meeting. The chair of the meeting shall announce the close of the polls for each matter voted upon at the meeting, after which no ballots, proxies, votes, changes, or revocations will be accepted. Polls for all matters before the meeting will be deemed to be closed upon final adjournment of the meeting.

Section 2.10. Voting of Stock. Each outstanding share of stock, regardless of class or series, shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders.

Unless a different proportion is required by the Articles of Incorporation, these Bylaws, or the Nevada Corporations Act:

(a) If a quorum exists, action other than the election of directors is approved if the votes cast in favor of the action exceed the votes cast against the action.

(b) If a quorum exists of any class or series of stock that is permitted or required to vote separately on any matter, action is approved by the class or series if a majority of the voting power of a quorum of that class or series votes in favor of the action.

Stockholders are prohibited from cumulating their votes in any election of directors of the Corporation.

Directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present.

Section 2.11. Voting by Proxy. A stockholder may vote either in person or by proxy executed in writing by the stockholder or the stockholder’s attorney-in-fact. Any copy, communication by electronic transmission, or other reliable written reproduction may be substituted for the stockholder’s original written proxy for any purpose for which the original proxy could have been used if such copy, communication by electronic transmission, or other reproduction is a complete reproduction of the entire original written proxy.

No proxy shall be valid after six months from the date of its creation unless the proxy specifies its duration, which may not exceed seven years from the date of its creation. A proxy shall be revocable unless the proxy states that the proxy is irrevocable and the proxy is coupled with an interest sufficient to support an irrevocable power.

A properly created proxy or proxies continues in full force and effect until either of the following occurs:

(a) One of the following is filed with or transmitted to the Secretary of the Corporation or another person or persons appointed by the Corporation to count the votes of the stockholders and determine the validity of proxies and ballots: (i) another instrument or transmission properly revoking the proxy; or (ii) a properly created proxy or proxies bearing a later date.

(b) The stockholder executing the original written proxy revokes the proxy by attending a stockholders’ meeting and voting its shares at the meeting, in which case any votes cast by that stockholder’s previously designated proxy or proxies shall be disregarded by the Corporation when the votes are counted.

Section 2.12. Action by Stockholders Without a Meeting. Any action required or permitted by the Nevada Corporations Act to be taken at a meeting of stockholders may be taken without a meeting if, before or after the action, a written consent thereto is signed by stockholders holding at least a majority of the voting power, except that if a different proportion of voting power is required for such an action at a meeting, then that proportion of written consents is required.

ARTICLE III: DIRECTORS

Section 3.1. Powers. The business and affairs of the Corporation shall be managed under the direction of the Board of Directors. Directors must be natural persons at least 18 years of age, and need not be stockholders of the Corporation.

Section 3.2. Number of Directors. The number of directors shall be at least one and not more than nine, provided that the minimum or maximum number or both may be increased or decreased from time to time by an amendment to these Bylaws. Subject to any provision in the Articles of Incorporation fixing the number of directors, the exact number of directors shall be fixed, within such range, by the Board of Directors. No decrease in the number of directors shall have the effect of shortening the term of any incumbent director.

Section 3.3. Term of Office. At each annual meeting, the holders of shares of stock entitled to vote in the election of directors shall elect directors to hold office until the next succeeding annual meeting or until the director’s earlier death, resignation, disqualification, or removal. Despite the expiration of a director’s term, the director shall continue to serve until the director’s successor is elected and qualified.

Section 3.4. Removal. Any or all of the directors may be removed at any time, with or without cause, at a special meeting of stockholders called for that purpose by a vote of the holders of two-thirds of the voting power of the issued and outstanding stock entitled to vote. If less than the entire Board of Directors is removed, no one director may be removed unless the vote in favor of removal would be sufficient to prevent the election of the director at the time of removal.

Section 3.5. Resignation. A director may resign at any time by giving written notice to the Board of Directors, its chair, or to the Secretary of the Corporation. A resignation is effective when the notice is given unless a later effective date is stated in the notice. Acceptance of the resignation shall not be required to make the resignation effective. The pending vacancy may be filled before the effective date, but the successor shall not take office until the effective date.

Section 3.6. Vacancies. Unless otherwise provided in the Articles of Incorporation, vacancies and newly created directorships, whether resulting from an increase in the size of the Board of Directors or due to the death, resignation, disqualification, or removal of a director or otherwise, may be filled by the affirmative vote of a majority of the remaining directors, even if less than a quorum. A director elected to fill a vacancy shall hold office for the unexpired term of that director’s predecessor in office and until that director’s successor is duly elected and qualified.

Section 3.7. Regular Meetings of Directors. Regular meetings of the Board of Directors may be held at such times and places, within or without the State of Nevada, as the Board of Directors may determine.

Section 3.8. Special Meetings of Directors. Special meetings of the Board of Directors may be called by the entire Board of Directors, any two directors, or the President.

Section 3.9. Participation by Electronic Communication. Directors not physically present at a meeting of the Board of Directors may participate in the meeting by electronic communication, videoconference, teleconference, or other available technology if the Corporation implements reasonable measures to:

(a) Verify the identity of each director participating by electronic communication.

(b) Provide the directors a reasonable opportunity to participate and vote, including an opportunity to communicate and read or hear the proceedings in a substantially concurrent manner.

Directors participating by electronic communication shall be considered present in person at the meeting.

Section 3.10. Notice of Directors’ Meetings. All meetings of the Board of Directors shall be held upon not less than two days’ written notice stating the purpose or purposes of the meeting, and the date, place (if any), and time of the meeting, and the means of any electronic communication by which directors may participate in the meeting. Notice may be given to each director personally, by mail, by electronic transmission, or by any other means of communication authorized by the director.

A director entitled to notice of a meeting may sign a written waiver of notice delivered to the Corporation either before or after the time of the meeting. A director’s participation or attendance at a meeting shall constitute a waiver of notice, except where the director attends for the specific purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called or convened.

Section 3.11. Quorum and Action by Directors. A majority of the Board of Directors then in office shall constitute a quorum for the transaction of business. The directors at a meeting for which a quorum is not present may adjourn the meeting until a time and place as may be determined by a vote of the directors present at that meeting.

The act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless the act requires approval by a greater proportion under the Articles of Incorporation or these Bylaws.

Section 3.12. Compensation. Unless otherwise restricted by the Articles of Incorporation, the Board of Directors, by resolution, may fix the compensation of directors. A director shall not be precluded from serving the Corporation in any other capacity and receiving compensation for services in that capacity.

Section 3.13. Action by Directors Without Meeting. Any action required or permitted by the Nevada Corporations Act to be taken at a meeting of the Board of Directors or any committee thereof may be taken without a meeting if, before or after the action, all of the members of the Board of Directors or committee sign a written consent describing the action and deliver it to the Corporation.

Section 3.14. Committees of the Board of Directors. The Board of Directors, by resolution adopted by a majority of the directors, may establish one or more committees, each consisting of one or more directors, to exercise the authority of the Board of Directors to the extent provided in the resolution establishing the committee and allowed under the Nevada Corporations Act.

Notwithstanding the foregoing, a committee of the Board of Directors shall not have the authority to:

(a) Fill vacancies on the Board of Directors or any committee thereof.

(b) Amend the Articles of Incorporation.

(c) Adopt, amend, or repeal these Bylaws.

(d) Authorize the issuance of shares of the Corporation’s stock.

(e) Authorize a distribution.

(f) Approve any action that requires stockholder approval.

The designation of a committee of the Board of Directors and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed by law.

ARTICLE IV: OFFICERS

Section 4.1. Positions and Election. The officers of the Corporation shall be elected by the Board of Directors and shall be a President, a Secretary, a Treasurer, and any other officers, including assistant officers and agents, as may be deemed necessary by the Board of Directors. Each officer shall serve until a successor is elected and qualified or until the earlier death, resignation, disqualification, or removal of that officer. Any two or more offices may be held by the same person.

Section 4.2. Removal and Resignation. Any officer elected by the Board of Directors may be removed at any time, with or without cause, by the Board of Directors.

Any officer may resign at any time by delivering written notice to the Secretary of the Corporation. Resignation is effective when the notice is delivered unless the notice provides a later effective date. Any vacancies may be filled by the Board of Directors.

Section 4.3. Powers and Duties of Officers. The powers and duties of the officers of the Corporation shall be as assigned to them by the Board of Directors or by an officer authorized by the Board of Directors to prescribe the duties of other officers. In the absence of such assignment, the respective officers shall have the powers and shall discharge the duties customarily and usually held and performed by like officers of corporations similar in organization and business purposes to the Corporation, subject to the control of the Board of Directors.

ARTICLE V: INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES, AND AGENTS

Section 5.1. Right to Indemnification. The Corporation shall indemnify any person (an “Indemnitee”) who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), except an action by or in the right of the Corporation, by reason of the fact that the person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or as a manager of a limited-liability company, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the Proceeding to the fullest extent authorized by the Nevada Revised Statutes, as the same exists or may hereafter be amended (but, in the case of any such amendment and unless applicable law otherwise requires, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment). Notwithstanding the preceding sentence, except as provided below with respect to Proceedings to enforce rights to indemnification and advancement of expenses, the Corporation shall be required to indemnify an indemnitee in connection with a Proceeding (or part thereof) initiated by the indemnitee if and only if the Board authorized the commencement of such Proceeding (or part thereof).

Section 5.2. Advancement of Expenses. To the extent not prohibited by applicable law, expenses (including attorneys’ fees) incurred by an Indemnitee in defending any Proceeding shall be paid by the Corporation in advance of the final disposition of such Proceeding; provided, however, that, to the extent required by the Nevada Revised Statutes, the Indemnitee shall be required to submit to the Corporation, prior to the payment of such expenses, an undertaking by or on behalf of the Indemnitee to repay such amount if it shall ultimately be determined in a final, non-appealable judicial decision that such Indemnitee is not entitled to be indemnified by the Corporation for such expenses as authorized in this Article V.

Section 5.3. Nonexclusivity. The rights to indemnification and advancement of expenses provided by, or granted pursuant to, this Article V shall not be deemed exclusive of any other rights to which an Indemnitee may be entitled under any statute, these Articles of Incorporation, the Corporation’s Bylaws, or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

Section 5.4. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent (including, without limitation, as a trustee) of another entity or enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the Nevada Revised Statutes or the provisions of this Article V.

Section 5.5. Procedure for Indemnification. To obtain indemnification under this Article V, an Indemnitee shall submit to the Corporation a written request, including therein or therewith such documentation and information as is reasonably available to the Indemnitee and is reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification. Upon written request by an Indemnitee for indemnification pursuant to this section, a determination with respect to the Indemnitee’s entitlement thereto shall be made as follows: (a) by a majority vote of the Disinterested Directors (as hereinafter defined), even though less than a quorum, or by a majority vote of a committee of Disinterested Directors designated by a majority vote of Disinterested Directors, even though less than a quorum; or (b) if there are no Disinterested Directors, by Independent Counsel (as hereinafter defined). If it is so determined that the Indemnitee is entitled to indemnification, payment to the Indemnitee shall be made within 30 days after such determination.

If a claim under Article V is not paid in full by the Corporation within 45 days after a written claim pursuant to this Section 5.5 has been received by the Corporation, the Indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the Indemnitee shall be entitled to be paid also the reasonable expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any, has been tendered to the Corporation) that the Indemnitee has not met the standard of conduct which makes it permissible under the Nevada Revised Statutes for the Corporation to indemnify the Indemnitee for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, Independent Counsel or stockholders) to have made a determination prior to the commencement of such action that indemnification of the Indemnitee is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Nevada Revised Statutes, nor an actual determination by the Corporation (including its Board of Directors, Independent Counsel or stockholders) that the Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the Indemnitee has not met the applicable standard of conduct.

Section 5.6 Certain Definitions. For purposes of this Article V:

(a)    “Disinterested Director” means a director of the Corporation who is not and was not a party to the matter in respect of which indemnification is sought by the Indemnitee and otherwise has no material interest in the matter as determined by the Board.

(b)    “Independent Counsel” means a law firm, a member of a law firm, or an independent practitioner that is experienced in matters of Nevada corporation law and shall include any such person who, under the applicable standards of professional conduct then prevailing, would not have a conflict of interest in representing either the Corporation or the Indemnitee in an action to determine the Indemnitee’s rights under this Article V. Independent Counsel shall be selected by the Board of Directors.

ARTICLE VI: SHARE CERTIFICATES AND TRANSFER

Section 6.1. Uncertificated Shares. The shares of the Corporation shall be uncertificated shares, provided that the Board of Directors may provide by resolution or resolutions that some or all of any class or series of stock shall be certificated shares. The Corporation shall, within a reasonable time after the issuance or transfer of any uncertificated shares, send to the registered owner of the shares a written notice containing the information required to be set forth or stated on certificates pursuant to the Nevada Corporations Act. Shares represented by certificates shall be signed by officers or agents designated by the Corporation for such purpose and shall state:

(a) The name of the Corporation and that it is organized under the laws of Nevada.

(b) The name of the person to whom the certificate is issued.

(c) The number of shares represented by the certificate.

(d) Any restrictions on the transfer of the shares, such statement to be conspicuous.

Except as otherwise expressly provided by law, the rights and obligations of the holders of uncertificated shares and the rights and obligations of the holders of certificates representing shares of the same class and series shall be identical.

No share shall be issued until the consideration therefor, fixed as provided by law, has been fully paid.

Section 6.2. Transfers of Shares. Shares of the Corporation shall be transferable in the manner prescribed by law and in these Bylaws. Transfers of shares of the Corporation shall be made on the books of the Corporation only by the holder of record thereof or by such person’s attorney lawfully constituted in writing and, in the case of certificated shares, upon the surrender of the certificate thereof, which shall be cancelled before a new certificate or uncertificated shares shall be issued. No transfer of shares shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred.

Section 6.3. Registered Stockholders. The Corporation may treat the holder of record of any shares issued by the Corporation as the holder in fact thereof, for purposes of voting those shares, receiving distributions thereon or notices in respect thereof, transferring those shares, exercising rights of dissent with respect to those shares, exercising or waiving any preemptive right with respect to those shares, entering into agreements with respect to those shares in accordance with the laws of the State of Nevada, or giving proxies with respect to those shares.

Neither the Corporation nor any of its officers, directors, employees, or agents shall be liable for regarding that person as the owner of those shares at that time for those purposes, regardless of whether that person possesses a certificate for those shares and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express notice thereof, except as otherwise provided by law.

Section 6.4. Lost, Stolen, or Destroyed Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen, or destroyed upon the making of an affidavit of that fact by the owner of the allegedly lost, stolen, or destroyed certificate. When authorizing the issue of a new certificate or certificates, the Board of Directors, in its discretion and as a condition precedent to the issuance thereof, may require the owner of the allegedly lost, stolen, or destroyed certificate, or the owner’s legal representative, to give the Corporation a bond or other security sufficient to indemnify it against any claim that may be made against the Corporation or other obligees with respect to the certificate alleged to have been lost, stolen, or destroyed or the issuance of such new certificate or certificates.

ARTICLE VII: DISTRIBUTIONS

Section 7.1. Declaration. The Board of Directors may authorize, and the Corporation may make, distributions to its stockholders in cash, property, or a dividend of shares of the Corporation to the extent permitted by the Articles of Incorporation and the Nevada Corporations Act.

Section 7.2. Fixing Record Dates for Distributions and Share Dividends. For the purpose of determining stockholders entitled to receive a distribution by the Corporation (other than a distribution involving a purchase or redemption by the Corporation of any of its own shares) or a share dividend, the Board of Directors may, at the time of declaring the distribution or share dividend, set a date no more than 60 days prior to the date of the distribution or share dividend. If no record date is fixed for such distribution or share dividend, the record date shall be the date on which the resolution of the Board of Directors authorizing the distribution or share dividend is adopted.

ARTICLE VIII: MISCELLANEOUS

Section 8.1. Checks, Drafts, Etc. All checks, drafts, or other instruments for payment of money or notes of the Corporation shall be signed by an officer or officers or any other person or persons as shall be determined from time to time by resolution of the Board of Directors.

Section 8.2. Fiscal Year. The fiscal year of the Corporation shall be as determined by the Board of Directors.

Section 8.3. Conflict with Applicable Law or Articles of Incorporation. Unless the context requires otherwise, the general provisions, rules of construction, and definitions of the Nevada Corporations Act shall govern the construction of these Bylaws. These Bylaws are adopted subject to any applicable law and the Articles of Incorporation. Whenever these Bylaws may conflict with any applicable law or the Articles of Incorporation, such conflict shall be resolved in favor of such law or the Articles of Incorporation.

Section 8.4. Invalid Provisions. If any one or more of the provisions of these Bylaws, or the applicability of any provision to a specific situation, shall be held invalid or unenforceable, the provision shall be modified to the minimum extent necessary to make it or its application valid and enforceable, and the validity and enforceability of all other provisions of these Bylaws and all other applications of any provision shall not be affected thereby.

ARTICLE IX: AMENDMENT OF BYLAWS

Bylaws may be adopted, amended, or repealed by the stockholders or, except as prohibited by a Bylaw adopted by the stockholders, by the Board of Directors.